Exhibit 99.1

Caterpillar Financial Services Corporation
4Q 2015 Earnings Release
January 28, 2016

FOR IMMEDIATE RELEASE

Cat Financial Announces 2015 Year-End Results

Full-Year 2015 vs. Full-Year 2014
Cat Financial reported revenues of $2.67 billion for 2015, a decrease of $212 million, or 7 percent, compared with 2014. Profit after tax was $460 million, a $75 million, or 14 percent, decrease from 2014.
The decrease in revenues was primarily due to a $117 million unfavorable impact from lower average earning assets and an $80 million unfavorable impact from lower average financing rates.
Profit before income taxes was $619 million for 2015, compared with $753 million for 2014. The decrease was primarily due to a $68 million decrease in net yield on average earning assets reflecting geographic mix changes and currency impacts and a $55 million unfavorable impact from lower average earning assets.
The provision for income taxes reflects an annual tax rate of 26 percent for 2015, compared with 28 percent for 2014. The decrease in the annual tax rate is primarily due to foreign tax credits and changes in the geographic mix of profits.
Retail new business volume for 2015 was $11.42 billion, a decrease of $1.26 billion, or 10 percent, from 2014. The decrease was primarily related to lower volume across most regions, partially offset by an increase in North America.
At the end of 2015, past dues were 2.14 percent, compared with 2.17 percent at the end of 2014. Write-offs, net of recoveries, were $155 million for 2015, compared with $99 million for 2014. The increase in write-offs, net of recoveries, was primarily driven by the mining and marine portfolios.
As of December 31, 2015, Cat Financial's allowance for credit losses totaled $338 million or 1.22 percent of net finance receivables, compared with $401 million or 1.36 percent of net finance receivables at year-end 2014.
Fourth-Quarter 2015 vs. Fourth-Quarter 2014
Cat Financial reported fourth-quarter 2015 revenues of $648 million, a decrease of $55 million, or 8 percent, compared with the fourth quarter of 2014. Fourth-quarter 2015 profit after tax was $114 million, a $6 million, or 6 percent, increase from the fourth quarter of 2014.
The decrease in revenues was primarily due to a $36 million unfavorable impact from lower average earning assets and an $11 million unfavorable impact from lower average financing rates.

Profit before income taxes was $129 million for the fourth quarter of 2015, compared with $166 million for the fourth quarter of 2014. The decrease was primarily due to a $17 million unfavorable impact from lower average earning assets, a $12 million impact from employee separation charges, a $10 million decrease in net yield on average earning assets reflecting geographic mix changes and currency impacts and a $10 million unfavorable impact from returned or repossessed equipment. These decreases were offset by a $12 million favorable impact from general, operating and administrative expenses primarily due to lower incentive compensation expense.
The provision for income taxes reflects an annual tax rate of 26 percent in the fourth quarter of 2015, compared with 28 percent in the fourth quarter of 2014. The decrease in the annual tax rate is primarily due to foreign tax credits and changes in the geographic mix of profits.
During the fourth quarter of 2015, retail new business volume was $3.36 billion, an increase of $50 million, or 2 percent, from the fourth quarter of 2014. The increase was primarily related to an increase in volume in North America.
"Our focus has remained on maintaining solid portfolio performance at Caterpillar Financial during the current period of weakness in some of the key end markets we serve. Our past due results at year-end were excellent and demonstrate our continued success in achieving this objective,” said Kent Adams, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. “The global Cat Financial team remains focused on helping Caterpillar customers and Cat dealers succeed through financial services excellence."
For over 30 years, Cat Financial, a wholly owned subsidiary of Caterpillar Inc., has been providing financial service excellence to customers. The company offers a wide range of financing alternatives to customers and Cat dealers for Cat machinery and engines, Solar® gas turbines and other equipment and marine vessels. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia and Europe, with its headquarters in Nashville, Tennessee.

Caterpillar contact: Rachel Potts, 309-675-6892 or 309-573-3444, Potts_Rachel_A@cat.com

STATISTICAL HIGHLIGHTS:

FOURTH-QUARTER 2015 VS. FOURTH-QUARTER 2014
(ENDED DECEMBER 31)
(Millions of dollars)

	2015	2014	CHANGE
Revenues	$648	$703	(8)%
Profit Before Income Taxes	$129	$166	(22)%
Profit After Tax	$114	$108	6%
Retail New Business Volume	$3,358	$3,308	2%
Total Assets	$33,903	$35,176	(4)%

FULL-YEAR 2015 VS. FULL-YEAR 2014
(ENDED DECEMBER 31)
(Millions of dollars)

	2015	2014	CHANGE
Revenues	$2,673	$2,885	(7)%
Profit Before Income Taxes	$619	$753	(18)%
Profit After Tax	$460	$535	(14)%
Retail New Business Volume	$11,419	$12,676	(10)%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this earnings release may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public. Forward-looking statements give current expectations or forecasts of future events about the company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as "believes," "expects," "estimates," "anticipates," "will," "should," "plan," "project," "intend," "could" and similar words or phrases. These statements are only predictions. Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions and disruptions in the global financial and credit markets, and changes in laws and regulations and political stability, as well as factors specific to Cat Financial and the markets we serve, including the market's acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended December 31, 2014 and similar sections in our quarterly reports on Form 10-Q, that describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Cat Financial undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.